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                                                            EXHIBIT 10.7(b)





                               LETTER AGREEMENT
                               DECEMBER 8, 1995

        We agree as follows:

        1. JULY 1995 TRANSACTION. The transaction reflected in the Constribution Agreement dated August 1, 1995 pursuant to which 1,905,882 shares of the Common Stock of On Command Video Corporation ("OCV") were issued to COMSAT Video Enterprises, Inc. ("CVE") will be reviewed in its entirety by an independent investment banker, assisted to the extent it deems necessary or appropriate by independent counsel selected by it, and reasonably acceptable to all parties hereto, with respect to the value of the consideration received by OCV in such transaction and the value of the OCV shares. The independent investment banker will perform its review based upon information and circumstances existing, or that with the exercise of additional reasonable investigation could have existed, as of the time of the transaction, and will make recommendations as to whether such transaction should be modified with respect to the number of shares issued to CVE. It will be instructed to discuss Allen & Company Incorporated's ("Allen") July 1995 fairness opinion with Allen. If any recommendations would result in a reduction in the number of OCV shares issued to CVE in the transaction, CVE shall have the election either to pay additional cash to OCV or the minority stockholders of OCV, to return shares to OCV or to reallocate a portion of CVE's shares to the minority stockholders of OCV. The independent investment banker, and the scope of its engagement, must be acceptable to all parties to this Agreement. In any event, the review by the investment banker must be completed not later than February 10, 1996. All parties will give complete cooperation to the investment banker and its counsel and provided to them all information that they reasonably require. The conclusions of the independent investment banker will be implemented by the parties and will be binding on all of them. In no event, however, will the number of shares of OCV issued to CVE be increased. The reasonable fees and expenses of such review will be borne by OCV.

        2. FUTURE TRANSACTIONS BETWEEN OCV AND COMSAT AND ANY OF ITS AFFILIATES. Any material transactions in the future between OCV and CVE or any of its affiliates will be subject to the fiduciary duties of CVE as a majority stockholder of OCV, including, where necessary or appropriate based upon the advice of independent counsel to OCV, the prior approval of independent directors of OCV, acting with the advice of independent counsel and, to the extent the independent directors and independent counsel deem necessary or appropriate, independent financial experts.

        3. LIQUIDITY. Allen or another investment banker selected by Hilton Hotels Corporation ("Hilton") will, if Hilton requests and at Hilton's expense, be engaged to attempt to locate a buyer for Hilton's equity interests in OCV at fair market value

























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(based on an enterprise theory of valuation).  If Hilton so requests, all of the parties hereto agree to cooperate in respect of such sales efforts. The Right of First Refusal Agreement is terminated as to Hilton; provided, however, that no sale may be made to any party that is a competitor of OVC in hotel video services. If Ascent Entertainment Group, Inc.'s Registration Statement on Form S-1 has not been declared effective by February 10, 1996, CVE will negotiate in good faith with Hilton with respect to further facilitating liquidity options with respect to Hilton's equity interest in OCV. If CVE disposes of all or any portion of its interests in OCV to any person that is not an affiliate of OCV, Hilton will be afforded an opportunity to dispose of a pro rata portion of its position in OCV on the same terms.

        4.      Miscellaneous Provisions.       This Agreement is specifically
enforceable, and Hilton agrees that its sole remedy with respect to the financial and procedural fairness of the July transaction is enforcement of the procedures set forth herein. This agreement is governed by California law, without regard to conflicts of laws principles, but such election shall have no effect on the law governing the fairness of the July transaction and other transactions with OCV. No presumption will exist against the drafter of this Agreement, and the provisions of statues or applicable principles of law to the contrary are waived. In any legal proceedings relating to this Agreement, the prevailing party will be entitled to recover, in addition to any other appropriate relief, legal fees and costs. Except as expressly set forth herein, no party is waiving or releasing any right of remedy.



HILTON HOTELS CORPORATION               ASCENT ENTERTAINMENT GROUP, INC.


By:  /s/ WILLIAM C. LEBOU, JR.          By: /s/ ARTHUR M. AARON
   ----------------------------            --------------------------------
Name: William C. Lebou, Jr.             Name:   Arthur M. Aaron
Title: Senior Vice President and        Title:  V.P., Business and Legal
       General Counsel                          Affairs



COMSAT CORPORATION                      COMSAT VIDEO ENTERPRISES, INC.

By:                                     By: /s/ ARTHUR M. AARON
   ----------------------------            --------------------------------
Name:                                   Name:   Arthur M. Aaron
Title:                                  Title:  V.P., Business and Legal
                                                Affairs


                                        ON COMMAND VIDEO CORPORATION


                                        By:
                                            -------------------------------
                                        Name:
                                        Title: